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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43498) of Omega Protein Corporation of our reports dated February 19, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 25, 2002